Exhibit (a)(3)

NOTICE OF GUARANTEED DELIVERY

Regarding the Offer to Purchase
by

THE NEW IRELAND FUND, INC.

To Purchase for Cash 924,000 of its Issued and Outstanding
Shares of Common Stock at 98% of the Net Asset Value Per Share

This form must be used to accept the Offer to Purchase (as defined below) if a shareholder's certificates for Shares are not immediately available or if time will not permit the Letter of Transmittal and other required documents to reach the Depositary on or before the Expiration Date. Each term used in this form that is not otherwise defined herein shall have the meaning in the Offer to Purchase, dated May 15, 2012. This form may be delivered by overnight courier or mail or transmitted by facsimile transmission to the Depositary. Tenders using this form may be made only by or through an Eligible Institution as defined in Section 4(b) of the Offer to Purchase.

The Depositary:

American Stock Transfer & Trust Company LLC

By Mail:		By Hand, Express Mail, Courier, or Other Expedited Service:
Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042		Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

By Facsimile Transmission: (718) 234-5001

To Confirm Facsimile Only: 1-877-248-6417 or (718) 921-8317

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE VALID DELIVERY.

Ladies and Gentlemen:

The undersigned hereby tenders to The New Ireland Fund, Inc. (the "Fund"), upon the terms and subject to the conditions set forth in its Offer to Purchase, dated May 15, 2012, and the related Letter of Transmittal (which together with any amendments or supplements thereto collectively constitute the "Offer to Purchase"), receipt of which are hereby acknowledged, (i) the number of Shares specified below pursuant to the guaranteed delivery procedures set forth in Section 4(d) of the Offer to Purchase and (ii) all Shares held in the name(s) of the registered holder(s) by the Fund's Transfer Agent pursuant to the Fund's Dividend Reinvestment Plan.

(Please Print Except for Signature(s))

Number of Shares Tendered:

Certificate Nos. (if available):

Name(s) of Record Holder(s):

DTC Participant Number:

If Shares will be tendered by book entry transfer to The Telephone Number including area code:
Depository Trust Company, please check box: ☐

Dated:______________, 2012
Individual(s)

Signature(s)

Entity:

Name of Firm:

Authorized Signature:

Name:

Title:

1

GUARANTEE

The undersigned, an Eligible Institution as defined in Section 4(b) of the Offer to Purchase, hereby, with respect to the Shares tendered hereby pursuant to the guaranteed delivery procedures set forth in Section 4(d) of the Offer to Purchase: (a) represents that the person(s) named on the previous page "own(s)" such Shares within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"); (b) represents that the tender of such Shares complies with Rule 14e-4; and (c) guarantees to deliver to the Depositary certificates representing such Shares, in proper form for transfer (or to tender Shares pursuant to the procedure for book-entry transfer into the Depositary's account at The Depository Trust Company if so specified on the foregoing page), together with a properly completed and duly executed Letter of Transmittal with any required signature guarantees and any other required documents prior to 5:00 p.m., Eastern Time, on the third New York Stock Exchange trading day after the date of receipt of this Guarantee.

(Please Print Except for Signature)

Name of Firm:

Authorized Signature:

Name:

Title:

Addresses:
(Include Zip Code)

Telephone Number:
(Include Area Code)